Exhibit 3.11

HEADS OF AGREEMENT BETWEEN ENDIAMA, IDAS, AND TWINS

PORTUGUESE

20 August 2002

LUANDA, ANGOLA

ACORDO DE INTENÇÕES

Entre a

EMPRESA NACIONAL DE DIAMANTES DE ANGOLA – ENDIAMA, E.P., com sede na Rua Major Kanhangulo nº 100 em Luanda, Angola, e adiante designada abreviadamente por “ENDIAMA”, representada neste acto pelo Dr. Manuel Arnaldo de Sousa Calado, na qualidade de Presidente do Conselho de Administração da ENDIAMA, E.P.,

a

IDAS RESOURCES, N.V., uma sociedade com sede em Curaçao nas Antilhas Holandesas e adiante designada, abreviadamente, por IDAS, representada neste acto, por Bernard Pryor, na qualidade de Director;

e

TWINS LTD., uma sociedade com sede nas Ilhas Cook (Pacifico) e representada neste acto pelo Sr General António dos Santos França, na qualidade de Director,

Considerando que:

A ENDIAMA, E.P., é uma empresa pública, detentora dos direitos mineiros, em exclusividade, que tem vindo a exercer, ao abrigo das Leis 1/92 e 16/94, os direitos de prospecção, pesquisa, reconhecimento e exploração de diamantes;

A IDAS no decurso das negociações manifestou ter capacidade de mobilizar a tecnologia e os recursos financeiros necessários para pôr em prática programas de pesquisa, avaliação e exploração de jazigos de diamantes na área do LUREMO/CATOBA;

A TWINS, LTD, manifestou ter capacidade de participar nos trabalhos referentes à execução do projecto de pesquisa, avaliação e exploração de diamantes;

O presente Acordo reger-se-á pelas condições constantes dos artigos seguintes:

ARTIGO 1º
(Objecto do Acordo)

1.
O presente acordo tem por objecto constituir uma Sociedade por Quotas de Responsabilidade Limitada entre a ENDIAMA, a IDAS, e a TWINS, LTD, para exercício dos direitos mineiros de prospecção, pesquisa, avaliação e exploração de diamantes, concedidos à ENDIAMA para a área do LUREMO/CATOBA, na Provincia da Lunda Norte.

2.	Os direitos mineiros a que se refere o número anterior, serão exercidos pela sociedade a constituir, nos termos da lei.

3.	Constituem ainda objecto deste Acordo, o financiamento do Projecto por parte da IDAS, para execução dos programas de prospecção, pesquisa e avaliação.

ARTIGO 2º
(Duração)

1.	Este Acordo será válido até à constituição da Socidade, referida no artigo 1º presente Acordo.

2.	As emendas ao presente Acordo só serão válidas mediante acordo escrito das partes e celebradas sob a forma de uma adenda.

ARTIGO 3º
(Área da Licença de Prospecção, Pesquisa, Avaliação e Exploração)

1.
Todas as operações geológico-mineiras que vierem a constituir objecto da Licença de Prospecção e de Exploração serão realizadas dentro das áreas definidas pelas coordenadas dos vértices tal como definidas no Anexo A

2.
Se for localizado algum Jazigo que se estenda para fora dos limites da área referida no número anterior, em local que não esteja abrangido por qualquer Contrato ou compromisso formal para a investigação geológico-mineira ou exploração, com terceira entidade, a Á rea da Licença de Prospecção poderá ser alargada por entendimento mútuo, por forma a garantir o reconhecimento e a exploração desse jazigo, nos termos da lei.

3.	Caso se verifique a situação prevista no número anterior a ENDIAMA deverá requerer os correspondentes direitos mineiros, em favor da sociedade a ser constituída.

ARTIGO 4º
(Sociedade a Constituir)

1.	A Sociedade a constituir, integrará as seguintes participações:
a)	ENDIAMA	38%
b)	IDAS	49%
c)	TWINS, LTD	13%

2.
Desde o período de captação dos financiamentos para os investimentos do Projecto, até ao reembolso dos mesmos, a IDAS terá uma participação maioritária de 51% do capital social, ficando a TWINS, LTD com 11%.

ARTIGO 5º
(Obrigações da ENDIAMA)

No âmbito do presente acordo a ENDIAMA terá, entre outras, as seguintes atribuições:

a)
Valorizar e fornecer, mediante pagamento respectivo pela Sociedade a constituir, todos os dados e estudos de natureza geológica e mineira disponíveis, incluindo os já cedidos, com interesse para as operações geológico-mineiras, após a sua avaliação, por uma empresa independente de idoneidade reconhecida;

b)	Manter as autoridades angolanas informadas do desenvolvimento do Projecto;
c)	Colocar à disposição os trabalhadores angolanos da ENDIMA, que na opinião dos sócios sejam necessários ao Projecto e preencham os requisitos exigidos.

ARTIGO 6º
(Obrigações da IDAS)

No âmbito do presente acordo a IDAS terá, de entre outras, as seguintes atribuições:

a)	Apresentar comprovativo de fundos própios no valor de 15% (quinze por cento), do custo dos investimentos estimados, por forma a garantir a eficiência das operações;
b)	Não recorrer ao fundo cambial da República de Angola para assegurar o financiamento das operações;
c)	Cumprir a legislação angolana referente às empresas estrangeiras que financiem Projectos em Angola e as disposições do presente Acordo.

ARTIGO 7º
(Obrigações da TWINS, LTD)

No âmbito do presente acordo a TWINS, LTD, terá, entre outras, as seguintes atribuições:

a)	Mobilizar os meios necessários ao seu alcance, por forma a garantir a eficiência e a segurança das operações.

b)	Não recorrer ao fundo cambial da República de Angola para assegurar o financiamento das operações;

c)	Cumprir a legislação angolana referente às empresas estrangeiras que financiem Projectos em Angola e as disposições do presente Acordo.

ARTIGO 8º
(Obrigações Comuns)

As Partes obrigam-se a negociar os futuros acordos de forma célere, com base nos princípios da boa fé.

ARTIGO 9º
(Gestão do Projecto)

As Partes acordam que a gestão do Projecto da Sociedade a constituir seja conjunta antes e depois do reembolso dos investimentos.

ARTIGO 10º
(Reembolso dos Financiamentos)

1.	Os financiamentos / investimentos realizados e os suprimentos dos sócios serão reembolsados a partir das receitas provenientes dos resultados do Projecto na fase de exploração, caso houver.

2.	Os termos do reembolso incluindo os juros, serão estipulados no momento da constituição da sociedade com a elaboração do Contrato de Sociedade.

3.
No caso de não haver exploração mineira, os financiamentos / investimentos executados na fase de prospecção e referidos nos números anteriores, serão da conta e risco da IDAS, não cabendo à ENDIAMA o seu reembolso.

4.
No acto da comercialização, depois de deduzidos os custos operacionais, a amortização da parcela dos investimentos e os impostos, será feita a distribuição antecipada dos dividendos, de acordo com a legislaçao em vigor.

ARTIGO 11º
(Utilização de Consultores e Subcontratados)

1.
É permidida a utilização de empresas e consultores subcontratados apenas para a execução de trabalhos ou emissão de pareceres sobre matérias especializadas que não caiam no âmbito das tarefas e trabalhos de rotina exigidos pela execuçao dos programas que consitutem objecto deste Contrato.

2.	Os encargos decorrentes da utilização de empresas e consultores subcontratados, serão integralmente suportados pela Sociedade a constituir.

ARTIGO 12º
(Comercialização)

1.	A comercialização de diamantes será feita nos termos da lei em vigor em Angola.

2.
Os sócios da Empresa reconhecem o actual sistema de fixação de preços e comercialização de diamantes em Angola. Por outro lado, acordam, que uma avaliação independente dos diamantes e a possibilidade de controlarem a comercialização dos diamantes no mercado internacional é critica para o financiamento do projecto.

3.	Deste modo, a Empresa envidará esforços no sentido de negociar com a SODIAM e a ASCORP um acordo aceitável para fixação de preços e comercialização de diamantes do projecto.

ARTIGO 13º
(Outros Recursos Minerais)

As Partes acordam como princípio, caso haja descoberta de jazigos primários diamantiferos ou de outros minerais, na área da concessão, negociariam novos acordos para o seu aproveitamento e respectivo desenvolvimento.

ARTIGO 14º
(Acções Sociais)

1.	As partes acordam como princípio, discutir com as autoridades locais as obras de impacto social, durante a fase de elaboração do estudo de viabilidade técnico-económica, destacando, entre outras:

a)	Melhoramento da pista do Luremo;
b)	Construção de centros médicos e escolas;
c)	Cooperação no melhoramento do abastecimento de água e energia.

2.
Tais acções deverão ser desenvolvidas, mediante a elaboração de programas específicos, devidamente cronogramados e valorizados e, de acordo com os princípos gerais das acções de carácter social a serem estabelecidos no âmbito do Contrato de exploração a celebrar entre as Partes.

ARTIGO 15º
(Língua a Utilizar)

O presente acordo e todos os documentos, registos de informação e correspondência oficial relativos às operações e outros abrangidos pelo objecto do presente Acordo serão redigidos em língua portuguesa.

ARTIGO 16º
(Notificações)

1.
Qualquer notificação, declaração ou outra comunicação a ser feita por uma das Partes à outra será considerada realizada se feita por escrito e entregue por mão própria (ou com recurso a correio especial) ou enviada por telex ou telefax.

2.
Qualquer notificação, declaração ou outra comunicação será considerada válida a partir do dia da sua recepção por mão própria ou no dia útil imediato ao da transmissão se esta for feita por telex ou telefax.

3.	Todas as notificações, declarações ou outras comunicações deverão ser dirigidas a:

EMPRESA NACIONAL DE DIAMANTES DE ANGOLA Rua Major Kanhangulo, nº 100 Telex 3068/3046 Telefax 337276/336983 Email: pca@endiama.ebonet.net Luanda – Angola

IDAS Resources, N.V. Rua Rainha Ginga nº 74, 10º andar Tel: 338709/338693 ou +44 20 7355 3552 Fax: 338698/338661 ou +44 20 7355 3554 Email: London@am-min.com Luanda – Angola

TWINS, LTD. ANZ House, Main Road, Avarua, Rarotonga, Cook Islands.

ARTIGO 17º
(Disposições Finais)

As Partes comprometem-se a firmar um Contrato de Sociedade, mais detalhado e abrangente versando, entre outras, as seguintes matérias;

a)	Definição dos termos;
b)	Relatórios de produção;
c)	Normas de solução de conflitos;
d)	Decisões de produção;
e)	Normas sobre direitos e obrigações decorrentes dos Investimentos e Financiamentos, prazos de validade e reembolso, resolução e penalidades por incumprimento;
f)	Propriedade dos bens;
g)	Nos termos da lei em vigor, normas sobre dividendos, lucros, sua afectação e distribuição e/ou antecipação.

ARTIGO 18º
(Anexos Contratuais)

As Partes acordam anexar ao Contrato de Exploração, o Programa de Exploração, Plano de Exploração Geológica, Programa de Formação Profissional, Programa de Protecção Ambiental, Programa de Apoio ao Desenvolvimento Social, Princípioss Gerais sobre a Política de Recursos Humanos, Princípios Gerais sobre as Acções de Carácter Social e os Princípios Gerais sobre a Recuperação ou Reposição do Meio Ambiente..

ARTIGO 19º
(Originais)

Este acordo é celebrado em 3 (três) exemplares originais em língua portuguesa, fazendo todos igual fé.

ARTIGO 20º
(Anexos ao Acordo)

Este acordo é completado pelos Anexos que dele fazem parte integrante, dentre os quais se destacam a descrição da Área da Licença de Prospecção e de Exploração incluindo as devidas coordenadas geográficas.

Luanda, aos 20 de Agosto de 2002

Pela EMPRESA NACIONAL DE DIAMANTES DE ANGOLA

Dr. Manuel Arnaldo de Sousa Calado

Pela IDAS RESOURCES N.V.

Bernard Pryor

Pela TWINS, LTD.

General António dos Santos França Ndalo

English Summary

HEADS OF AGREEMENT BETWEEN ENDIAMA, IDAS,
TWINS LTD AND NEW CO

20 August 2002

LUANDA, ANGOLA

HEADS OF AGREEMENT

Between

THE NATIONAL DIAMOND COMPANY OF ANGOLA – ENDIAMA, E.P., with head office in Rua Major Kanhangulo, No. 100 in Luanda, Angola, and from now on abbreviated to “ENDIAMA”, here represented by Dr Manuel Arnaldo de Sousa Calado, in his capacity as President of the Administrative Council of ENDIAMA, E.P.;

IDAS RESOURCES, a company with headquarters in Curacao in the Dutch Antilles, henceforth abbreviated to IDAS, here represented by Bernard Pryor in his capacity as Director;

And

TWINS LTD, a company with its headquarters in the Cook Islands (Pacific) and here represented by General Antonio dos Santos França, in his capacity as Director.

Considering that:

ENDIAMA, E.P., is a public company and the exclusive holder of the mining rights, which are exercised, under the terms of the Laws 1/92 and 16/94, over the rights of prospecting, exploration, evaluation and exploitation of the diamond deposits;

IDAS during the course of its negotiations, demonstrated its capacity to mobilise the technology and financial resources necessary to implement programs of exploration, evaluation and exploitation of the diamond deposits in the area of Luremo/Catoba;

TWINS LTD has shown its capacity to participate in the operations pertaining to the execution of the project for investigation, evaluation and exploitation of diamonds.

The present agreement is governed by the conditions established in the following articles;

1

ARTICLE 1
(Object of the Agreement)

1.
The object of the present agreement is the formation of a Limited Liability Private Company between ENDIAMA, IDAS, AND TWINS LTD, which will exercise the mining rights of exploration, investigation, evaluation and exploitation of diamonds, conceded to ENDIAMA for the area of Luremo/Catoba in the Province of Lunda Norte.

2.	The mining rights that are referred to in the preceding clause, will be exercised by the company to be incorporated under the law.
3.	The financing of the project, which will be undertaken by IDAS in order to carry out the exploration, investigation and evaluation programs, also constitutes an object of this agreement

ARTICLE 2
(Duration)

1.	This agreement will be valid up until the incorporation of the company referred to in Article 1 of this Heads of Agreement.
2.	Amendments to the present agreement will only be enforceable if done in writing and signed by both parties, in the form of an addendum.

ARTICLE 3
(Area of the Licence for Prospecting, Exploration, Evaluation and Exploitation)

1.
All the geological-mining operations which constitute the purpose of the Licence of Exploration and of Exploitation will be undertaken within the areas defined by the coordinates of the vertices as defined in Annex A.

2.
If any deposit is found which extends outside the limits of the area referred to in the preceding clause, in a place that is neither bound by any contract nor formal promise for geological- mining reconnaissance by a third party, the Area of the Exploration Licence can be enlarged by mutual consent, in order to guarantee the investigation and exploitation of this deposit under the law in force.

3.	If the situation detailed in the preceding clause is verified, ENDIAMA should acquire the corresponding mining rights on behalf of the Company to be incorporated.

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ARTICLE 4
(Incorporation of the Company)

1.	The Company to be incorporated shall have the following capital structure:

ENDIAMA	38%
IDAS	49%
TWINS LTD.	13%

2.
During the period of repayment of the finance for investment in the project, until the full repayment of the same, IDAS will have a majority shareholding of 51% of the share capital, whilst TWINS LTD. have 11%

ARTICLE 5
(Obligations of ENDIAMA)

Under the terms of the present agreement ENDIAMA will have, among others, the following obligations:

a)
Following an evaluation by an independent company of acknowledged reputation, make an evaluation of, and provide all the available data and studies of a geological nature, relevant to the geological-mining operations, including those already provided, in return for payment,

b)	Keep the Angolan authorities informed about the progress of the project
c)	Provide Angolan staff from Endiama, who, in the opinion of the shareholders, are necessary for the project and who fulfil the necessary requirements.

ARTICLE 6
(Obligations OF IDAS)

Under the terms of the present agreement IDAS will have the following obligations:

a)	To present proof of having own funds to the value of 15% (fifteen per cent), of the cost of the estimated investments, in order to guarantee the efficiency of the operations.
b)	Not to use the foreign exchange fund of Angola to assure the financing of the operations
c)	To comply with Angolan legislation referring to foreign companies that finance projects in Angola and the stipulations of the present agreement.

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ARTICLE 7
(Obligations of TWINS LTD.)

Under the terms of the present agreement TWINS LTD. will have, among others, the following obligations:
a)	Mobilise the necessary means under its control, in order to guarantee the efficiency and safety of the operations.
b)	Not to use the foreign exchange fund of Angola to assure the financing of the operations
c)	To comply with Angolan legislation referring to foreign companies that finance projects in Angola and the dispositions of the present agreement

ARTICLE 8
(Common Obligations)

The parties are obliged to negotiate future agreements with due speed, based on the principal of good faith.

ARTICLE 9
(Management of the Project)

The parties agree to the joint management of the project of the company to be incorporated, before and after the repayment of the investment.

ARTICLE 10
(Reimbursement of Finance)

1.	The finance/investments realised and any shareholder loans will be reimbursed from the income resulting from the project during the phase of exploitation, if such a phase occurs.

2.	The terms of the reimbursement including interest will be defined, when the Company is incorporated, in the Articles of Association.

3.
If no exploitation is undertaken, the finance/investments made over the exploration phase, and referred to in preceding clauses, will be made at the risk of IDAS and will not fall to ENDIAMA to reimburse them.

4.
Following marketing, after the deduction of the operational costs, the payment of instalments towards the investments and of taxes, the profit will then be distributed to the parties in advance (of total loan repayment), in accordance with the law in force.

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ARTICLE 11
(Use of Consultants and Subcontractors)

1.
The use of subcontracted companies and consultants is permitted only for the carrying out of work or for the issuing of opinions relating to specialised subject matter which does not fall within the framework of routine functions and works programmed under the object of this contract.

2.	The charges resulting from the use of subcontracted companies and consultants will be borne by the company to be incorporated

ARTICLE 12
(Commercialisation)

1.	The commercialisation of the diamonds will be made under the terms of the law in force in Angola.

2.
The shareholders recognise the current system in Angola for the pricing and selling of diamonds. On the other hand, the shareholders agree that independent valuation of diamonds and the ability to control the marketing of its diamond production on the world market is critical to the ability to finance the project.

3.	Therefore the Company agrees to negotiate with SODIAM and ASCORP to reach an acceptable agreement on the pricing and marketing of diamond from the project.

ARTICLE 13
(Other Mineral Deposits)

The parties agree in principle that if deposits of primary diamonds or of other minerals are discovered in the concession, they will negotiate new agreements in order to take advantage of and develop them.

ARTICLE 14
(Social Development)

1.	During the study of technical-economic viability, the Parties agree in principle to discuss with Local Authorities, among others, works of a social impact such as;
a)	The improvement of the Luremo road
b)	Construction of medical centres and of schools
c)	Cooperation in the improvement of the supply of water and electricity.

2.
Such actions shall be undertaken by means of the elaboration of specific programs, which shall be timetabled and evaluated according to the general principles of actions of a social character to be established under the contract of exploitation to be signed by the parties.

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ARTICLE 15
(Language to be used)

The present agreement and all the documents, registers of information and official correspondence relevant to the operations and other work covered by the object of the present agreement will be written in Portuguese.

ARTICLE 16
(Notifications)

1.
Any notification, declaration or other communication that is to be made by one of the Parties to the other, shall be considered as received if done in writing and delivered by hand (with recourse to special mail) or sent by telex or telefax.

2.	Any notification, declaration or communication will be considered valid from the day of its reception delivered by hand or the next working day for a transmission made by telex or telefax.

3.	All notifications, declarations or communications should be addressed to:

EMPRESA NACIONAL DE DIAMANTES DE ANGOLA Rua Major Kanhangulo No.100 Telex 3068/3046 Telefax 337276/336983 Email:pca@endiama.ebonet.net Luanda Angola

IDAS Resources INC. (Luanda) Rua Rainha Ginga No. 74, 10 andar Tel: 338709/338693 or +44 20 7355 3552 Fax: 338698/338661 or +44 20 73553554 Email: london@am-min.com Luanda, Angola

TWINS LTD. ANZ House, Main Road, Avarua, Rarotonga, Cook Islands.

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ARTICLE 17
(Final Dispositions)

The Parties promise to agree more detailed and binding Company Contract, dealing with, amongst others, the following matters:
a)	Definition of Terms
b)	Production reports
c)	Rules for Conflict Resolution
d)	Production Decisions
e)	Rule about the rights and obligations dealing with investments and finance, terms of validity and reimbursement, termination, penalties for failure to comply
f)	Ownership of goods
g)	Under the terms of the law in force, rules about dividends, profits, their distribution and/or anticipation

ARTICLE 18
(Contractual Annexes)

The Parties agree to annex to the Concession Contract for Exploitation: the Exploitation program, the plan for geological exploitation, the program for professional training, the program for environmental protection and a program for the support of social development, the general principles for human resources policy, the general principles for actions of social character and general principles for the environmental recovery and rehabilitation.

ARTICLE 19
(Originals)

Three (3) originals of this agreement, written in Portuguese, all of them identical, have been signed.

ARTICLE 20
(Annexes to the Agreement)

This agreement is completed by the Annexes, which make up an integral part of it, amongst which are found the description of the Licence Area for Exploration and Exploitation including the necessary geographical coordinates.

Luanda, 20 August 2002

for ENDIAMA

for IDAS

for TWINS LTD.

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